                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                        Interlink Electronics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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


                           INTERLINK ELECTRONICS, INC.
                                 546 FLYNN ROAD
                           CAMARILLO, CALIFORNIA 93012

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 19, 2001

                            -------------------------


To the Stockholders of Interlink Electronics, Inc.:

         You are invited to attend the Annual Meeting of Stockholders of Interlink Electronics, Inc., a Delaware corporation. The meeting will be held at the Camarillo Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California on June 19, 2001, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

         1.       To elect one director to serve a term of three years;

         2. To ratify the appointment of Arthur Andersen LLP as the Company's auditors; and

         3. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the Annual Meeting.

         Your vote is important. Please date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                Paul D. Meyer
                                SECRETARY

Camarillo, California
May 11, 2001

                           INTERLINK ELECTRONICS, INC.
                                 546 FLYNN ROAD
                           CAMARILLO, CALIFORNIA 93012

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------


         A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Camarillo Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California 93012 on June 19, 2001, at 10:00 a.m., Pacific Daylight Time. This proxy may also be used at any adjournment of the meeting. We are sending this statement and the enclosed proxy form to you on or about May 11, 2001.

RECORD DATE

         Only stockholders of record at the close of business on April 16, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

         At the close of business on the Record Date, the Company had 9,556,651 shares of its Common Stock outstanding. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Annual Meeting. There are no cumulative voting rights.

PROXY PROCEDURE

         Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. You may revoke the proxy by notifying Paul Meyer, the Secretary of the Company, in writing at the Company's address listed above prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. A stockholder who attends the meeting need not revoke the proxy and vote in person unless the stockholder wishes to do so, however. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominee for director, to ratify the appointment of Arthur Andersen LLP as the Company's auditors, and in accordance with the recommendations of management on any other business that may properly come before the meeting or matters incident to the conduct of the meeting.

                        PROPOSAL 1: ELECTION OF DIRECTOR

         The Board of Directors currently consists of five directors. Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each class serving a three-year term with the term of office of one class expiring each year. Mr. Eugene Hovanec is the only nominee for re-election at this meeting for a three-year term expiring in 2004. If Mr. Hovanec becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

         The following table briefly describes the Company's nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.


NAME, PRINCIPAL OCCUPATION, AGE AND OTHER DIRECTORSHIPS                            DIRECTOR SINCE     TERM EXPIRES
-------------------------------------------------------                            --------------     ------------


NOMINEE

Eugene F. Hovanec--49.....................................................              1994              2001
    Vice President and Chief Financial Officer of Vitesse Semiconductor
    Corporation, a manufacturer of digital gallium arsenide integrated circuits.  Mr. Hovanec is a member of AICPA in New York and holds a B.D.A.
    degree from Pace University.


CONTINUING DIRECTORS

John Buckett II-- 53......................................................              2000              2003
    Vice President, Corporate Development at Scientific-Atlanta, Inc., a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and worldwide customer service and support, since 1998.  He is also a member of the Corporate Management Committee of
    Scientific-Atlanta, Inc.  From 1995 to 1998, Mr. Buckett served as president of the International Division and, before that, as vice president, marketing strategies, for all operating units of Scientific-Atlanta, Inc.  He is a member of the Society of Cable Television Engineers and the Cable Television
    Administration and Marketing Society.  Mr. Buckett holds a B.S. degree in electrical engineering from the Georgia Institute of Technology.



NAME, PRINCIPAL OCCUPATION, AGE AND OTHER DIRECTORSHIPS                            DIRECTOR SINCE     TERM EXPIRES
-------------------------------------------------------                            --------------     ------------


Merritt M. Lutz--58........................................................              1994              2003
     Senior Advisor of Morgan Stanley (the "Firm"). He is the Chairman of Morgan
     Stanley Information Technology Holdings, Inc.  Mr. Lutz is responsible for the oversight of Morgan Stanley Information Technology's strategic technology investments and joint ventures.  He joined Morgan Stanley in
     1994 as a Managing Director in charge of the Application Products Group with responsibility for the development and maintenance of all the Firm's strategic worldwide software-based technology initiatives.  Also, while at the Firm, he has been in charge of developing and launching its Information
     Technology internet strategy, its offsite software development joint ventures, and its Client Technology initiatives.  Prior to joining the
     Firm, Mr. Lutz was President of Candle Corporation, one of the world's largest privately held software companies.  Previously, he was Managing
     Partner of PDi, a software industry partnering and consulting company.
     Before that, Mr. Lutz was Group Vice President running the software products business for Informatics General Corporation (NYSE).

     Mr. Lutz is a director of one other publicly traded company, SPSS Inc. He is also a director of four private companies - Algorithmics, Inc., Business
     Engine Software Corporation, ThruPoint, Inc., and Beacon International, which is a Japanese independent enterprise software company. He is a member of the Chairman's Committee of the Computerworld Smithsonian Awards. He is a former Director of the Information Technology Association of America, member of the NASD Industry Advisory Committee, Director on the Board of Managers of the University of Rochester Eastman School of Music, and member of the Michigan State University College of Arts and Letters National
     Advisory Council . Mr. Lutz attended Michigan State University where he earned both a B.A. and an M.A. degree.

George Gu--53..............................................................              1991              2002
    Chairman of GTM (Asia) Investment Holding Limited, a privately owned investment company.  Mr. Gu holds a B.S. degree from North Carolina State
    University and an M.B.A. degree from Columbia University.



NAME, PRINCIPAL OCCUPATION, AGE AND OTHER DIRECTORSHIPS                            DIRECTOR SINCE     TERM EXPIRES
-------------------------------------------------------                            --------------     ------------


E. Michael Thoben, III--47.................................................              1990              2002
    President, Chief Executive Officer and Chairman of the Board of Directors of
    the Company.  Mr. Thoben holds a B.S. degree from St. Xavier University and has taken graduate management courses at the Harvard Business School and The
    Wharton School of Business.  Mr. Thoben is a director of the American
    Electronics Association.



BOARD COMMITTEES AND MEETINGS

         The Board of Directors acted by meeting and by unanimous written consent in lieu of meetings six times during the last fiscal year. Each director participated in at least 75% of the aggregate number of meetings and actions by unanimous written consent of the Board of Directors and the committee or committees of which he or she was a member. Mr. Buckett participated in all of the meetings and actions by unanimous written consent of the Board after his election at the Annual Stockholders Meeting on June 27, 2000.

         The Board of Directors has three standing committees. The Company maintains a standing Audit Committee, which, in 2000, consisted of Messrs. Hovanec and Gu and, until her resignation in October 2000, Ms. Caroline MacDougall. In 2000, the committee held two meetings in person and three telephonic meetings. All of the members, including Ms. MacDougall, attended each of the five meetings. The National Association of Securities Dealers (the "NASD") amended its independent director and audit committee listing standards to redefine the meaning of "independent director" for purposes of membership on an audit committee and to require, with few exceptions, that the Committee consist of at least three members, all of whom meet the "independent director" standards, by June 14, 2001. The Board elected Mr. Buckett to the Committee in April 2001. As a result, the Company believes that all three members of the Audit Committee are "independent directors" within the meaning of Rule 4200(a)(14) of the listing standards of the NASD. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company's reporting practices and the quality and integrity of the Company's financial statements; compliance with law and the maintenance of ethical standards by the Company; and the Company's maintenance of effective internal controls. For additional information about the Audit Committee, see "Audit Committee Matters."

         The Board of Directors' Compensation Committee, which is currently comprised of Messrs. Hovanec and Lutz, reviews the compensation levels of the Company's executive officers and makes recommendations to the Board regarding changes in compensation. The Compensation Committee also administers the Company's stock option plans and recommends grants under the plans to the Board of Directors. See "Compensation of Executive Officers--Report of the Compensation Committee on Executive Compensation" and "--Option Grants in Last Fiscal Year." Ms. MacDougall was a member of the committee until her resignation from the Board in October 2000. The Compensation Committee held three meetings during the last fiscal year.

         The Company also maintains a Nominating Committee which is comprised of Messrs. Thoben, Buckett and Lutz. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Nominating Committee had one meeting in 2000.


DIRECTOR COMPENSATION

         Directors are paid a fee of $500 for each Board meeting attended in person and $100 per hour (up to a maximum of $500 per meeting) for each Board meeting attended telephonically. They are also reimbursed for costs incurred attending Board meetings. Any director who is not an employee of the Company and has not, within one year, been an employee of the Company (a "Non-Employee Director") is eligible to receive options under the 1996 Stock Incentive Plan, as amended (the "1996 Plan"). The option price for all options granted under the Plan is not less than the fair market value of the Common Stock on the date the option is granted. Each person who becomes a Non-Employee Director is automatically granted an option to purchase 30,000 shares of Common Stock at the time he or she becomes a Non-Employee Director. All options have a five-year term from the date of grant. Each option becomes exercisable for 33 1/3% of the number of shares covered by the option at the end of each of the first three years of the option term. Options may be exercised while the optionee is a director of the Company, within 30 days after the date the optionee terminates as a director or prior to the expiration of the options, whichever comes first, or, if the optionee is still a Non-Employee Director upon his or her death, within one year after the death of the optionee or prior to the expiration of the options, whichever comes first. Options are subject to adjustment in the event of certain changes in capital structure of the Company. The Plan also provides for the automatic, non-discretionary annual grant to all continuing Non-Employee Directors of options to purchase up to 7,500 shares of the Company's Common Stock.

RECOMMENDATION BY THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT. If a quorum of stockholders is present at the meeting, the nominee for director who receives the greatest number of votes cast at the meeting will be elected director. We will treat abstentions and broker non-votes as present but not voting.


PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 2000 and has been appointed to act as auditors of the Company's financial statements for the fiscal year ending December 31, 2001. The Board of Directors is submitting this selection for ratification by the stockholders. Representatives of Arthur Andersen LLP have been invited to attend the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

RECOMMENDATIONS BY THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. Following such determination by the Committee, issues concerning officer compensation are submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in this approval process. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

         The Company's compensation policies for officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's business effectively for the benefit of its stockholders.

         The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentives for these executives to achieve high levels of job performance and enhancement of stockholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and in similar industries and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

         Options granted under the Company's 1996 Stock Option Plan generally are intended to qualify as incentive stock options. To the extent, however, that the aggregate fair market value of the stock with respect to which options are exercisable for the first time during any calendar year exceeds $100,000, the options will be treated as nonqualified stock options. The Company receives no tax deduction from the exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying certain holding periods. The Committee believes that the grant of incentive stock options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company stock by officers and other employees.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its five most highly compensated officers in any year. The levels of salary and bonus paid by the Company generally do not exceed this limit. However, upon exercise of nonqualified stock options, the excess of current market price over the option price (the "option spread") is treated as compensation. In addition, if the holder of an incentive stock option disposes of stock received upon exercise of the option before satisfying certain holding period requirements, the optionee will recognize ordinary compensation income for the year of disposition equal to the lesser of the option spread and the amount of gain realized by the optionee upon disposition. Under Internal Revenue Service regulations, the $1,000,000 cap on deductibility will not apply to option spread compensation from the exercise of either a nonqualified stock option or a disqualifying disposition of an incentive stock option if such exercise meets certain performance-based requirements. One of the performance-based requirements is that an option grant to any individual may not exceed a stockholder-approved maximum number of shares. The Company exceeded the previously approved 75,000 share annual maximum with respect to certain employees in 1998. Accordingly, the option spread compensation from an exercise (in the case of nonqualified stock options) of those options generally would be treated as compensation for tax purposes and taken into account in determining the $1,000,000 cap on deductibility. In 1999, the stockholders increased the maximum number of shares to 100,000.

         EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

         SALARY. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industry. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

         In determining 2000 salaries, the Committee compared the 2000 salaries to the ranges established in fiscal 1999, reviewed salaries of executives of similar companies and made specific adjustments to the 1999 compensation levels as determined by the Committee to be appropriate in the circumstances.

         CASH BONUSES. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined Company performance objectives. Performance objectives for the Company as a whole are determined at the beginning of each fiscal year during the annual budgeting process and are approved by the Board of Directors. These performance objectives are established based upon competitive conditions and general economic circumstances then prevailing in the industries in which the Company does business. The Company currently has one cash bonus plan covering the executive officers of the Company.

         Eligibility of an executive officer for a bonus is generally dependent upon the achievement of the predetermined performance objectives of the bonus plan. Target bonus amounts are established by the Committee for each executive officer at the beginning of each fiscal year, at a percentage of the executive officer's base salary. The bonus target for executive officers in fiscal 2000 was 20% of base salary. If the predetermined performance goals are met, a preliminary bonus amount is calculated under the bonus formula up to a maximum of the target bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived figure within certain limits based upon the Committee's assessment of the individual's performance and to pay special bonuses in extraordinary circumstances as judged by the Committee.

         Bonus awards for fiscal 2000 were formula-derived for participants in the bonus program. The formula employed contains an objective component, linked to the Company's revenue growth and profitability, as well as a subjective component, based upon the Committee's assessment of the individual officer's relative contribution to the Company as a whole. Awarded bonuses, if any, are typically paid in the first quarter of the following fiscal year.

         STOCK OPTIONS. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and stockholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1996 Stock Incentive Plan, the Board of Directors or the Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the Nasdaq National Market on the date of grant). Starting in 2000, the Company's options generally vest ratably on a monthly basis for three succeeding years. Prior to 2000, the Company's options generally vested 25% on the grant date and the remainder vested ratably on a monthly basis thereafter for the three succeeding years. Stock options generally have a five-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, the Committee's subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. In fiscal 2000, the Board of Directors, upon recommendation of the Committee, made the following grants of options to purchase Company Common Stock to executive officers of the Company: E. Michael Thoben, III, 90,000 shares; William A. Yates, 37,500 shares; David J. Arthur, 37,500 shares; and Paul D. Meyer, 45,000 shares. The Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee determined the Chief Executive Officer's compensation for fiscal 2000, with the final approval of the Board of Directors, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and in comparable industries identified and upon a review of the Chief Executive Officer's performance. The Chief Executive Officer's bonus for fiscal 2000 was determined under the Executive Bonus Program, and was awarded under the Committee's discretionary powers. Option grants in fiscal 2000 were determined under the criteria described under "Stock Options," above.


                                      COMPENSATION COMMITTEE FOR 2000
                                      Merritt Lutz, Chair
                                      Eugene Hovanec

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Hovanec and Lutz. Ms. MacDougall was a member until her resignation from the Board in October 2000. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of all compensation paid to the Chief Executive Officer of the Company, each of the four other most highly compensated executive officers whose individual salary and bonus exceeded $100,000 during the last fiscal year (including two who ceased to be officers in 2000) for services in all capacities to the Company and its subsidiary during each of the last three fiscal years. The option numbers have been adjusted retroactively to reflect the three-for-two stock dividend to all stockholders of record on March 20, 2000.



                                                                                                 LONG-TERM
                                                             ANNUAL COMPENSATION(1)             COMPENSATION
        NAME AND PRINCIPAL POSITION             YEAR       SALARY ($)    BONUS ($)(2)           OPTIONS (#)(3)
        ---------------------------             ----      -----------   -------------          --------------


E. Michael Thoben, III..............          2000       $240,000            $50,400             90,000
   Chairman of the Board and                  1999        205,273             25,000             75,000
   Chief Executive Officer                    1998        180,180                  0            138,000

David J. Arthur (4).................          2000       $141,600            $27,300             37,500
   Senior Vice President,                     1999        135,688             15,000             30,000
   Operations                                 1998        130,000                  0             82,500

William A. Yates (5)................          2000       $139,025            $21,500             37,500
   Senior Vice President, Sales               1999        133,375             10,000             30,000
                                              1998        129,000                  0             82,500

Paul D. Meyer.......................          2000       $135,000            $28,800             45,000
   Chief Financial Officer                    1999        117,500             10,000             37,500
                                              1998        100,000                  0             67,500

Mike Ambrose........................          2000       $115,000            $10,000             37,500
   Vice President, Engineering                1999         97,917              5,000             37,500
                                              1998         71,250                  0             18,000


------------------

(1) With respect to each of the named officers, the aggregate amount of perquisites and other personal benefits received during 2000 and 1999 each were less than either $50,000 or 10% of the total of annual salary and bonus reported for each officer.

(2) Bonuses listed are paid with respect to performance during the prior fiscal year. See "Report of Compensation Committee on Executive Compensation-Executive Officer Compensation Program-Cash Bonuses."

(3) On September 24, 1998, upon the recommendation of the Compensation Committee, the Board of Directors approved the cancellation of all options granted under the 1993 Stock Incentive Plan and the 1996 Plan to employees of the Company as of that date and their reissuance at a new exercise price of $1.84 and with a new vesting schedule in which one third of the shares become exercisable immediately and each employee's right to exercise the remainder of the option vested, ratably, over the next two years.) The shares for 1998 in the "Summary Compensation Table" and the "Option Grants in Fiscal Year" table are shown net of the canceled and reissued shares.

(4)      Mr. Arthur ceased being an executive officer in October 2000.

(5)      Mr. Yates resigned in October 2000.

OTHER COMPENSATION

         The Company provides certain officers with automobile allowances. These benefits, valued at their incremental cost to the Company, did not exceed $50,000 or 10% of the compensation reported for any individual officer, and with respect to the executive officers as a group, such compensation did not exceed $50,000 multiplied by the number of persons in the group or 10% of the cash compensation reported in the Summary Compensation Table for the group.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding grants of stock options to the named executive officers in 2000. The option grant numbers in the following table have been adjusted to reflect the three-for-two stock dividend to all stockholders of record on March 20, 2000.



                                                    INDIVIDUAL GRANTS
                           ----------------------------------------------------------------    POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                  PERCENT OF TOTAL                             ANNUAL RATES OF STOCK
                                                       OPTIONS                                PRICE APPRECIATION FOR
                                 NUMBER OF             GRANTED        EXERCISE                    OPTION TERM(4)
                           SECURITIES UNDERLYING    TO EMPLOYEES     PRICE PER   EXPIRATION   ----------------------
NAME                        OPTIONS GRANTED(1)    IN FISCAL YEAR(2)    SHARE       DATE(3)       5%           10%
----                       ---------------------  -----------------  ---------   ----------   --------    ----------

E. Michael Thoben, III............90,000                9.4%           $29.01      1/12/05    $720,900    $1,593,900
David J. Arthur...................37,500                3.9%            29.01      1/12/05     300,375       664,125
William A. Yates..................37,500                3.9%            29.01      1/12/05     300,375       664,125
Paul D. Meyer.....................45,000                4.7%            29.01      1/12/05     360,450       796,950
Mike W. Ambrose...................37,500                3.9%            29.01      1/12/05     300,375       664,125




-------------------

(1)      These options were granted pursuant to the 1996 Plan.

(2) In fiscal 2000, the Company granted options to purchase a total of 960,000 shares of its Common Stock under the 1996 Plan, and this number is used in calculating the percentages set forth in this column.

(3) Options granted under the 1996 Plan generally expire on the fifth anniversary of the date of grant. Unless otherwise determined by the Board of Directors, options granted under the 1996 Plan expire prior to the fifth anniversary of grant (i) if the optionee's employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised prior to the expiration date of the option or within 30 clays after the date of termination, whichever comes first, or (ii) if the optionee's employment (or service as a director, as applicable) terminates because of death or disability, options vested but unexercised at the date of termination may be exercised within 12 months after the date of termination. If employment (or service as director, as applicable) is terminated by death of the optionee, the option generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation. Value shown is net of exercise costs.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table indicates (on an aggregated basis) (i) stock options exercised by named executive officers during fiscal 2000, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, December 31, 2000, and (iii) the value of "in-the-money" options at December 31, 2000.


                                                                                             VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                               OPTIONS AT YEAR-END               AT YEAR-END(1)
                          SHARES ACQUIRED      VALUE      ---------------------------    ---------------------------
NAME                        ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                        -----------      --------     -----------   -------------    -----------   -------------


E. Michael Thoben, III........163,530        $3,704,028      543,191         84,380       $5,532,457       $210,201
David J. Arthur................76,623         1,821,988      293,958         34,794        3,040,542        84,081
William A. Yates...............86,021         1,824,561      286,227         33,127        2,942,514        78,076
Paul D. Meyer..................48,528         1,274,346      178,517         42,190        1,755,676       105,100
Mike W. Ambrose.................5,000           401,159       31,829         42,671          183,201       153,292



(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 29, 2000, based on the last sale price of $12.69 per share of Common Stock on that date (as reported by the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options.

PERFORMANCE GRAPH

         The following line graph provides a comparison of the annual percentage change in the Company's cumulative total stockholder return on its Common Stock to the cumulative total return of the Nasdaq Composite Index and a peer group consisting of companies included in the Nasdaq Computer Manufacturers Index. The comparison assumes $100 was invested on January 1, 1996 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

                              INTERLINK ELECTRONICS
                     CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                               12/31/95 - 12/31/00

                                    Nasdaq        Nasdaq
                                   Computer     Electronic
                                 Manufacturer   Components    Interlink
Date       S&P 500   Nasdaq US      Stocks        Stocks     Electronics
----       -------   ---------   ------------   ----------   -----------
12/29/00     2.34      2.38          4.20          4.26         2.93
09/29/00     2.54      3.55          8.28          6.85         4.47
06/30/00     2.56      3.85          8.11          8.15         9.66
03/31/00     2.63      4.43          9.35          8.34         14.67
12/31/99     2.57      3.95          7.46          5.22         9.04
09/30/99     2.23      2.67          5.01          3.92         1.24
06/30/99     2.38      2.61          4.41          3.28         1.53
03/31/99     2.23      2.38          3.96          2.88         0.78
12/31/98     2.12      2.13          3.52          2.80         0.69
09/30/98     1.75      1.64          2.59          1.93         0.39
06/30/98     1.94      1.81          2.36          1.85         0.71
03/31/98     1.87      1.76          1.99          2.00         0.84
12/31/97     1.64      1.51          1.62          1.82         0.68
09/30/97     1.60      1.61          1.82          2.42         1.40
06/30/97     1.49      1.38          1.45          1.87         1.08
03/31/97     1.26      1.16          1.13          1.75         0.88
12/31/96     1.23      1.23          1.34          1.73         0.92
09/30/96     1.14      1.17          1.28          1.38         1.00
06/28/96     1.10      1.13          1.16          1.14         1.02
03/29/96     1.05      1.05          1.03          0.99         0.92
12/29/95     1.00      1.00          1.00          1.00         1.00

                             AUDIT COMMITTEE MATTERS

         The Board of Directors has approved and adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as APPENDIX A.

REPORT OF THE AUDIT COMMITTEE

         In connection with the Company's audited financial statements for the year ended December 31, 2000, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                         AUDIT COMMITTEE FOR 2000
                                         Eugene F. Hovanec
                                         George Gu

PRINCIPAL ACCOUNTING FIRM FEES

         The Company incurred the following fees for services performed by the Company's principal accounting firm, Arthur Andersen LLP, in fiscal 2000:




         Audit fees                         $ 56,000(1)
         Financial information
            systems design and
            implementation fees             $     --
         All other fees                     $ 79,000(2)
                                            --------

         Total                              $135,000
                                            ========



         (1) Fees for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Forms 10-Q in 2000 are $56,000.

         (2) All other fees of the Company's independent public accountants amounted to approximately $79,000, which primarily related to a public offering of our stock, which was cancelled in June 2000. The audit committee of the Board of Directors considered whether the provision of non-audit services is consistent with maintaining the auditor's independence.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 15, 2001 with respect to the beneficial ownership of the Common Stock by each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of the Common Stock; each of the directors and the nominee for director; each of the named executive officers; and all of the Company's named executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of March 15, 2001 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person. The address for each stockholder named below is: c/o Interlink Electronics, 546 Flynn Rd., Camarillo, CA 93012.


                                                                                               AMOUNT AND
                                                                                                NATURE OF
                                                                                               BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER                                                                     OWNERSHIP(1)       OF CLASS
------------------------                                                                     ------------       --------


E. Michael Thoben, III..........................................................               599,502(2)           5.9%
David J. Arthur.................................................................               315,961(3)           3.2%
William A. Yates................................................................               309,227(4)           3.1%
George Gu.......................................................................               306,148(5)           3.1%
Paul D. Meyer...................................................................               193,672(6)           2.0%
Eugene F. Hovanec...............................................................                84,133(7)              *
Merritt M. Lutz.................................................................                57,999(8)              *
Michael W. Ambrose .............................................................                42,975(8)              *
John Buckett II.................................................................                10,000(8)              *
All executive officers and directors as a group (9 people)......................             1,919,617(9)          17.2%



*Less than 1%

--------------------

(1) Except as modified by applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder's name.

(2) Consists of 36,000 shares of Common Stock and options to purchase 563,502 shares of Common Stock.

(3) Consists of 13,670 shares of Common Stock and options to purchase 302,291 shares of Common Stock.

(4)      Consists of 309,227 shares of Common Stock.

(5) Includes 265,648 shares of Common Stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu's family, and options granted to Mr. Gu to purchase 40,500 shares of Common Stock.

(6) Consists of 5,000 shares of common stock and options to purchase 188,672 shares of Common Stock.

(7) Consists of 24,000 shares of Common Stock and options to purchase 60,133 shares of Common Stock. All shares of Common Stock are jointly held with his wife, Victoria Hovanec.

(8)      Consists solely of options to purchase shares of Common Stock.

(9) Consists of 367,318 shares of Common Stock and options to purchase 1,552,299 shares of Common Stock.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that Paul
D. Meyer filed a Form 4, Statement of Changes in Beneficial Ownership, one day late.

                                  ANNUAL REPORT

         We have included a copy of the Company's Annual Report on Form 10-K.

                         METHOD AND COST OF SOLICITATION

         The Company will pay the cost of preparing and mailing the proxies, the proxy statements and any other materials furnished to the stockholders. In addition to soliciting by mail, the Company's directors, officers and employees, without additional compensation, may request the return of proxies in person or by telephone. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

                     OTHER BUSINESS/DISCRETIONARY AUTHORITY

         The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

         For this year's Annual Meeting of Stockholders, if notice of a stockholder proposal to be raised at the Annual Meeting was received at the principal executive offices of the Company after March 25, 2001, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders. Stockholders wishing to present proposals for action at the Company's 2002 Annual Meeting, such notice, to be timely, must be received by the Company by January 11, 2002. If notice of any stockholder proposal to be raised at next year's Annual Meeting of Stockholders is received by the Company at its principal executive offices after March 27, 2002, then proxy voting on that proposal when and if raised at the 2002 Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposals to be considered for inclusion in next year's proxy materials must be received by February 19, 2002 at the Company's principal executive offices. Stockholders' proposals, should be sent to the Secretary, Interlink Electronics, Inc., 546 Flynn Rd., Camarillo, California 93012.

         Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.


                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Paul D. Meyer
                                       SECRETARY

                                                                      APPENDIX A


                           INTERLINK ELECTRONICS, INC
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

                                     PURPOSE

         The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the shareholders and others, the Corporation's system of internal control, and the Corporation's audit, accounting, and financial reporting processes generally.

         In particular, and without limiting the generality of the foregoing, a purpose of the Committee is to undertake the duties of an audit committee described in, and otherwise to assist the Corporation in complying with the requirements of, Rule 4460(d) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD"), applicable rules of the Securities and Exchange Commission (the "Commission") and any other similar rules of the Commission or of any securities exchange or trading facility to which the Corporation may become subject.

         In carrying out its purpose, the Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants and internal accounting and finance department; and provide for open, ongoing communication among the independent accountants, financial and senior management and the Board of Directors concerning the Corporation's financial condition and results of operations.

                                   COMPOSITION

         The Committee shall be comprised of three or more directors, as determined by the Board of Directors. The members of the Committee shall be appointed annually by the Board of Directors. Each member shall meet the applicable independence and experience requirements of the NASD, and at least one member of the Committee shall have accounting or related financial management expertise. Except as otherwise expressly provided herein, a majority of the Committee shall constitute a quorum and shall be empowered to conduct any business that the Committee is empowered to conduct. One member of the Committee shall be designated the Chair, provided, however, that, in the absence of the designated Chair, another member of the Committee shall be designated by the members present, in person or by conference telephone call, and shall serve as Chair.
                                    MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of management. The Committee shall meet annually with management, the internal auditors and/or the audit committee of major subsidiary companies (as designated by the Committee) regarding their systems of internal control, results of audits, and accuracy of financial reporting. All such meetings may be held in person or, at the option of the Chair, by conference telephone call or any combination of the above. If any participant in any such meeting will participate by conference telephone call, such participant shall, whenever reasonably possible, be furnished with copies of financial statements, reports or other significant documents to be discussed at the meeting so as to permit such participant to engage in discussions of the subject matter of the meetings in all material respects as if such participant had attended in person, provided, however, that written or other materials generated at the meeting may, at the option of the Chair, be described to a participant by conference telephone call if, as a practical matter, such materials cannot be concurrently electronically transmitted to such participant.

                           RESPONSIBILITIES AND DUTIES

         The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal accounting and financial staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. In particular, and without limiting the generality of the foregoing, the Committee shall, to the extent it may reasonably do so, undertake the responsibilities and duties prescribed by the NASD, the Commission or other similar regulatory bodies having jurisdiction over the financial affairs of the Corporation and the following list of functions shall be deemed to include such responsibilities and duties, as they may be promulgated from time to time, as if they were specifically listed below. The functions listed below are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate in the circumstances.

         * Review with a representative of financial management and the independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to Statement of Accounting Standards (SAS) 71. The Chair may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

         * Review with management and the independent accountants following the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year, and prior to its filing:

                  (1) the Corporation's annual consolidated financial statements and related footnotes;

                  (2) the independent accountants' audit of the consolidated financial statements and their report;

                  (3) any significant changes required in the independent accountants examination plan;

                  (4) any serious difficulties or disputes with management encountered during the course of the audit; and

                  (5) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards including discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

         * On an annual basis, the Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented. The Committee will actively engage the independent accountants in a dialogue regarding any disclosed relationships or services that may impact their objectivity and independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Acts administered by the Commission.

         * The Committee will have prepared and review the Audit Committee Report for inclusion in the proxy statement for the annual shareholders' meeting. The Audit Committee Report must state whether the Committee:

                  (1) has reviewed and discussed the audited consolidated financial statements with management;

                  (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced; and

                  (3) has received the written disclosures from the independent accountants regarding the independent accountants' independence required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

                  (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through
                  (3), that the Corporation's audited consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

         * The Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the shareholders for ratification or rejection at the annual meeting of shareholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Committee.

         * Review and reassess the adequacy of the Audit Committee Charter on an annual basis. The charter will be included as an appendix to the annual shareholders' meeting proxy statement triennially or in the next annual shareholders' meeting proxy statement following any significant amendment to the charter.

         * In consultation with the independent accountants and the internal auditors, regularly review the integrity of the Corporation's financial reporting processes and system of internal control.

         * Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditors. Confirm and assure the objectivity of the internal auditors.

         * Review the performance of the internal accounting and finance department, including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

         * Review from time to time as reasonably necessary the Corporation's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal accounting and finance department or the independent accountants.

         * Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

         In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Corporation's Certificate of Incorporation or Bylaws, and the resolutions and other directives of the Board of Directors.

         The Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

         The duties and responsibilities of a member of the Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

         The Committee will report its actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

PROXY

                           INTERLINK ELECTRONICS, INC.
                          Annual Meeting, June 19, 2001

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Paul D. Meyer, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of stockholders of Interlink Electronics, Inc. (the "Company") on June 19, 2001 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:


1. Re-election of Director: Eugene F. Hovanec


           FOR the nominee     AGAINST the nominee     WITHHOLD AUTHORITY


                 / /                 / /                    / /




2. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 2001:



               FOR                     AGAINST                    ABSTAIN

               / /                      / /                         / /




                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

         The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the director and to ratify the appointment of Arthur Andersen LLP as auditor. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                     Shares:

                                       Date:___________________________, 2001

P                                      Name:
R
0                                      Signature(s):
X                                      Signature or Signatures
Y
                                       Please date and sign as name
                                       is imprinted hereon, including
                                       designation as executor,
                                       trustee, etc., if applicable.
                                       A corporation must sign its
                                       name by the president or other
                                       authorized officer.

                                       The Annual Meeting of Stockholders of
                                       Interlink Electronics, Inc. will be held on June 19, 2001 at 10:00 a.m., Pacific Daylight Time, at The Camarillo Courtyard by Marriott Hotel, located at
                                       4994 Verdugo Way, Camarillo, California,
                                       93012.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF--THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.